SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Computer Motion, Inc

(Name of Registrant as Specified In Its Charter)

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COMPUTER MOTION, INC.
130 Cremona Drive
Goleta, California 93117

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Computer Motion, Inc. to be held at our Corporate Headquarters, 130-B Cremona Drive, Goleta, California 93117, on July 16, 2002 at 10:00 a.m., local time.

         The accompanying Proxy Statement and Notice of Annual Meeting describes the business to be transacted at the Annual Meeting. Included with these proxy materials is a copy of our Annual Report to Stockholders of Computer Motion for the fiscal year ended December 31, 2001. We encourage you to read all of these materials.

         It is important that your shares be represented whether or not you are personally able to attend the Annual Meeting. Regardless of the number of shares you own, your vote is important to us. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or attend the Annual Meeting.

Sincerely,

Robert W. Duggan Chairman of the Board and Chief Executive Officer

June 21, 2002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
OPTION EXERCISES
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
PROPOSAL 2: AMENDMENT TO THE COMPUTER MOTION EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER
PROPOSAL 3: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS IF THE EXERCISE PRICE OF SUCH WARRANTS IS EVER ADJUSTED UPON CERTAIN DILUTIVE ISSUANCES
PROPOSAL 4: RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002
OTHER MATTERS
APPENDIX A

COMPUTER MOTION, INC.
130 Cremona Drive
Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 16, 2002

         The 2002 Annual Meeting of Stockholders of Computer Motion, Inc. (the “Company”) will be held at the Company’s Corporate Headquarters, 130-B Cremona Drive, Goleta, California 93117, on July 16, 2002 at 10:00 a.m. for the following purposes:

1.	To elect four (4) directors of the Company;

2.	To approve an amendment to the Computer Motion Employee Stock Purchase Plan to increase the total number of shares issuable thereunder;

3.	To approve the issuance of shares of common stock upon exercise of certain warrants if the exercise price of such warrants is ever adjusted upon certain dilutive issuances;

4.	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

5.	To transact any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on May 31, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person. If your shares are held in the name of a broker or other nominee and you desire to vote your shares at the Annual Meeting, you should bring with you a proxy or letter from your broker confirming your ownership of shares.

By Order of the Board of Directors

Eugene W. Teal Secretary

Goleta, California June 21, 2002

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY CARD AND VOTE IN PERSON IF YOU DESIRE.

COMPUTER MOTION, INC.
130 Cremona Drive
Goleta, California 93117

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 16, 2002

GENERAL INFORMATION

         Introduction. The enclosed Proxy is solicited on behalf of the Board of Directors of Computer Motion, Inc. (the “Company”), in connection with the Annual Meeting of its stockholders (the “Annual Meeting”) to be held on July 16, 2002 at 10:00 a.m., local time, at the Company’s Corporate Headquarters, 130-B Cremona Drive, Goleta, California, or at any adjournment or postponement thereof, for the purposes set forth below.

         Solicitation Expenses. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the Annual Meeting, the Company’s directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. The Company may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

         Mailing Date. This proxy statement and the accompanying proxy card are being mailed on or about June 21, 2002 to the Company’s stockholders of record as of the close of business May 31, 2002, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

         Shares Outstanding. As of the record date, there were 17,267,430 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

         Voting Rights. A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect on the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the proposal being voted upon.

         Vote Required. A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares present at the Annual Meeting in person or by proxy.

         Voting of Proxies. A proxy, when properly executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “FOR” the nominees for election of directors named in this proxy statement, “FOR” the amendment to the Computer Motion Employee Stock Purchase Plan to increase the total number of shares of common stock issuable thereunder from 129,668 to 400,000, “FOR” the issuance of shares of common stock upon exercise of certain warrants if the exercise price of such warrants is ever adjusted upon certain dilutive issuances, and “FOR” the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

         Revoking a Proxy. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy may be revoked or superseded by (a) executing a later dated proxy, (b) giving notice of revocation to the Secretary, Computer Motion, Inc., 130-B Cremona Drive, Goleta, California 93117, in writing prior to or at the Annual Meeting, or (c) attending the Annual Meeting and voting in person.

         Corporate Office. The Company’s corporate offices are located at 130-B Cremona Drive, Goleta, California 93117.

PROPOSAL 1: ELECTION OF DIRECTORS

         Four directors will be elected at the Annual Meeting. M. Jacqueline Eastwood, a director of the Company since 1998 has informed the Company that she will retire from her position as director upon expiration of her term at the Annual Meeting and will not stand for reelection to the Board of Directors. According to the Company’s Bylaws, the remaining directors may fill the vacancy created by Ms. Eastwoods resignation. The Board of Directors intends to fill this vacancy as soon as reasonably possible.

         Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. The Board of Directors has nominated for election the persons named below. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for such nominees. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the proxy holder will vote proxies received by them for the election of such substitute nominee(s) as the Board of Directors may propose.

         The names, ages and the principal occupations of the nominees are set forth below, based upon information furnished to the Company by such nominees.

Vote Required

         The four nominees receiving the highest number of affirmative notes of the shares present in person or represented by proxy shall be elected as directors. Stockholders do not have the right to cumulate votes in the election of directors. Only votes cast “FOR” a nominee will be counted, except that the accompanying proxy will be voted “FOR” all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked “WITHHELD” as to one or more nominees will result in the respective nominees receiving fewer votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Principal Occupation	Director Since

Daniel R. Doiron	51	Founder (Retired) Miravant Medical Technologies, Inc. Santa Barbara, CA (Pharmaceuticals)	1996

Robert W. Duggan	57	Chairman and Chief Executive Officer of the Company	1990

Jeffrey O. Henley	57	Executive Vice President and Chief Financial Officer Oracle Corporation	2000

Yulun Wang	41	Chief Technical Officer, Executive Vice President and Founder of the Company	1990

         Daniel R. Doiron, Ph.D., was a founder and director of Miravant Medical Technologies, Inc. (formerly PDT, Inc.), a pharmaceutical company specializing in photodynamic therapy for certain cancers and other diseases, where he served in various capacities, including Vice President of Technology and Chief Scientist and President of its subsidiary, PDT Systems, Inc., from 1989 to 1997. Dr. Doiron holds B.S. and M.S. degrees in Nuclear Engineering and a Ph.D. in Chemical Engineering from the University of California at Santa Barbara.

         Robert W. Duggan has been Chairman of the Board of Directors of the Company since 1990 and Chief Executive Officer since October 1997. Mr. Duggan has been a private venture investor for more than 25 years, and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area networks, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communications industries. He has also assisted in corporate planning, capital formation and management for his various investments. He is a member of the University of California at Santa Barbara Foundation Board of Trustees, as well as the University’s Engineering Steering Committee.

         Jeffrey O. Henley is currently an Executive Vice President and the Chief Financial Officer of Oracle Corporation. Prior to joining Oracle in 1991, Mr. Henley served as Executive Vice President and Chief Financial

Officer at Pacific Holding Company, and Executive Vice President and Chief Financial Officer at Saga Corp., a multi-billion dollar food service company. He also served as Director of Finance at Memorex Corp. in its large storage division and as Controller of International Operations at Fairchild Camera and Instruments. Mr. Henley holds a bachelor’s degree in economics from the University of California at Santa Barbara and an MBA in finance from UCLA.

         Yulun Wang, Ph.D. founded Computer Motion in 1989 and served as President until January 1996, at which time he became Chief Technical Officer and Executive Vice President. He has been a Director of the Company since its inception. Dr. Wang is the principal architect of the Company’s product strategy and inventor of many of the technologies that are used to create the Company’s products. Dr. Wang has over 40 publications and holds over two dozen patents and patents-pending. He frequently gives presentations at major medical meetings on the future of robotics and computers in the field of surgery. Prior to founding the company, Dr. Wang taught at the University of California, Santa Barbara. He has also been the recipient of many research grants from the National Aeronautics and Space Administration (NASA) and the National Institute of Health and Defense Advanced Research Projects Agency (DARPA). Dr. Wang earned B.S., M.S. and Ph.D. degrees in electrical engineering from the University of California at Santa Barbara. Dr. Wang recently informed the Company that he has assumed the role of Chief Executive Officer at a newly formed company called InTouch Health, Inc. The Board of Directors and management of the Company have decided that Dr. Wang should continue with his current responsibilities as Chief Technology Officer at his current level of compensation and also continue to serve as a member of its Board of Directors. Dr. Wang will continue to devote a significant portion of his time to fulfill his responsibilities at the Company.

Director Not Standing for Reelection

         M.     Jacqueline Eastwood has been a director of the Company since 1998. Ms. Eastwood informed the Company that she will retire from her position as director upon expiration of her term at the Annual Meeting. Ms. Eastwood has been President and Chief Executive Officer of TissueLink Medical Inc., a medical device company, since August 1999. Ms. Eastwood previously served as Vice President, Corporate Ventures of Medtronic, Inc., a medical device company, from 1997 to 1998. Ms. Eastwood’s positions with Medtronic, Inc. have also included Vice President of Minimally Invasive Cardiac Surgery, and Vice President and General Manager of Bio-Medicus.

Other Executive Officers

         William J. Meloche, 58, joined the Company as Executive Vice President of Sales and Marketing in July 2000. Mr. Meloche was formerly President and CEO of Meloche Communications International, a communications agency he started in 1975 focused on strategic marketing to global markets. When Meloche Communications was sold 1994 it had annual revenues in excess of $50,000,000. Previous clients include American Express, Air Canada, Timex and Toyota Corporation. From 1994 until the time of his employment with the Company, Mr. Meloche acted as an independent consultant and advisor to companies in the areas of building business to business relationships and changes in the management processes. He is a respected communications innovator and the architect of the Customer Care Process, as practiced by several leading service corporations.

         Gordon L. Rogers, 48, served as the Company’s Vice President and Chief Financial Officer from March 2000 until he resigned effective as of December 31, 2001.

         David A. Stuart, 45, joined the Company as Vice President of Operations in June 1996. From 1992 to 1996, Mr. Stuart served as Director of Materials at Quantum Corporation, a disk drive manufacturer. Previously, he was Director of Materials and Manager of Manufacturing Finance for LTX Corporation, a manufacturer of semi-conductor test equipment. Mr. Stuart currently serves as a board member of the American Management Association Executive Council for Strategic Supply Chain Management.

         Eugene W. Teal, 57, joined the Company as the Executive Vice President, Finance and Administration in February 2002 and was appointed Chief Financial Officer in May 2002. From November 2000 to February 2002, Mr. Teal served as a Business Consulting Director at Oracle Corporation. Prior to joining Oracle, between 1990 and 2000, Mr. Teal held various consulting and college teaching positions at the University of La Verne and Santa Barbara City College where Mr. Teal taught finance and accounting. From 1981 to 1990, Mr. Teal served as Senior Vice President and was a member of the Board of Directors at Alexander & Alexander Inc., a wholly owned subsidiary of Alexander & Alexander Services Inc. Mr. Teal was also a consultant for McKinsey & Company from 1973 to 1981, solving strategic problems of concern to CEOs and boards of directors. His clients represented numerous industries and included those in Western Europe and Mexico. Mr. Teal holds a Bachelor’s degree in Economics from the University of California at Santa Barbara and an MBA in Finance from UCLA.

         Stephen Pedroff, 45, joined the Company as Vice President, Corporate Relations in September 2001. Prior to joining the Company, from February 2000 to August 2001, Mr. Pedroff served as Director of Business Development at Salus Media, Inc., a developer of online health and wellness products for the medical and insurance industries. From December 1998 to February 2000, Mr. Pedroff served as Vice President of Business Development at Digital Media International, a maker of location based entertainment products. From January 1996 until December 1998, Mr. Pedroff served as an Executive Producer for America Online. Prior to joining American Online, from 1988 to 1996 Mr. Pedroff owned and ran a public relations and marketing firm, where he created successful communications campaigns for clients including MCI, General Motors, McGhan Medical, and Fujitsu. Mr. Pedroff has also engaged in business development work with companies including Mattel, Disney Imagineering, Cendant Software, and Segasoft.

         Darrin Uecker, 36, was appointed the Company’s Chief Operating Officer in July 2001. While Vice President of Engineering, Mr. Uecker led the research and development teams for the Company’s core product platforms: AESOP, HERMES and ZEUS. Most recently, he was responsible for the creation of ZEUS with MicroWrist. In his current position, Mr. Uecker has overall responsibility for the Company’s Engineering, Production and Clinical/Regulatory/Quality Affairs departments. Mr. Uecker joined the Company in 1993 and has served as Staff Software Engineer, Manager and Vice President of Engineering. Mr. Uecker holds 11 patents and has written numerous publications in the areas of computer vision, man-machine interface design, and medical robotic systems and has more than a dozen patents pending. Mr. Uecker received both his B.S. and M.S. degrees in Electrical and Computer Engineering from the University of California at Santa Barbara.

         David Munjal, 61, joined the Company in October 2001 as Vice President of Clinical Affairs, Regulatory Affairs, and Quality Assurance. Prior to joining the Company, from October 1997 to September 2001, Dr. Munjal served as Director of Clinical Research & Regulatory Affairs at BioEnterics Corporation (BEC), an Inamed Company, where he was responsible for the Company’s worldwide clinical and regulatory affairs. In this position he managed and completed clinical trials for a number of projects and drafted and submitted applications through FDA and international regulatory agencies. Prior to joining BEC, Dr. Munjal worked for nine years as Corporate Director of Clinical Research/Clinical Affairs for Medox Medical/Boston Scientific Corporation. Previously, Dr. Munjal served in various positions at Organon, Inc., Abbott Laboratories, and Integra Life Sciences. Dr. Munjal received his Ph.D. in Biochemistry/Immunology from the State University of New York at Buffalo and did advanced post-doctoral training and teaching at Harvard University, University of Kentucky, and Ohio State University.

Board Meetings and Attendance

         The Company’s Board of Directors held five meetings (including telephonic meetings) and acted by written consent seven times during the fiscal year ended December 31, 2001. Each incumbent director attended at least eighty percent of the aggregate number of meetings of the Board of Directors and the number of meetings held by all committees of the Board of Directors on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

         The Company’s Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of three directors selected by the Company’s Board of Directors. The current members of the Audit Committee are Dr. Doiron, Ms. Eastwood and Mr. Henley. However, Ms. Eastwood has informed the Company that she will retire from her position as director upon expiration of her term at the Annual

Meeting and will not stand for reelection to the Board of Directors. According to the Nasdaq National Market independent director and audit committee listing standards, the Company’s Audit Committee must have a minimum of three members and may only be comprised of “independent” directors. Since the Company’s two directors who are not currently members of the Audit Committee, Mr. Duggan and Mr. Wang, are both employees of the Company, they do not qualify as “independent” directors. As a result, the Board of Directors intends to fill the vacancy created by Ms. Eastwood’s departure as soon as reasonably possible with an “independent” director willing to serve on the Audit Committee.

         The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent accountants and monitoring the quality and integrity of the Company’s financial statements and financial reporting practices, including the review and audit of the Company’s books and records, the scope of the annual audit and the accounting methods and systems used by the Company. In addition, the Audit Committee makes recommendations to the Board of Directors with respect to the selection of the Company’s independent accountants. All of the current members of the Audit Committee are independent directors. The Audit Committee held four meetings during the fiscal year ended December 31, 2001.

         The Compensation Committee is currently comprised of three directors selected by the Company’s Board of Directors. The current members of the Compensation Committee are Dr. Doiron, Ms. Eastwood, and Mr. Henley. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company’s executive officers. The Compensation Committee held two meetings (including telephonic meetings) during the fiscal year ended December 31, 2001.

         Computer Motion does not have a Nominating Committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors and the Audit and Compensation Committees.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         During the year ended December 31, 2001, the Compensation Committee consisted of Dr. Doiron, Ms. Eastwood and Mr. Henley. None of these individuals has ever been an officer or employee of the Company. This Compensation Committee established the levels of compensation for the Company’s executive officers.

Board Compensation

         Directors do not receive any cash compensation for their services as members of the Board of Directors, but are reimbursed for expenses in connection with attendance at Board of Directors and Committee meetings. Non-employee directors are eligible for discretionary stock option grants under the Company’s stock plans. There were no grants of options to the Company’s non-employee directors during the year ending December 31, 2001. In connection with their employment as Chief Executive Officer and Chief Technology Officer, respectively, Mr. Duggan and Dr. Wang each received options to purchase 25,000 shares of the Company’s common stock during the year ending December 31, 2001.

Executive Compensation

         The following table shows the cash compensation and certain other compensation paid or accrued by the Company to its Chief Executive Officer and each of the executive officers of the Company whose total compensation exceeded $100,000 (collectively the “Named Executive Officers”) during fiscal years 2001, 2000 and 1999 in all capacities in which they served.

Summary Compensation Table

		Annual Compensation		Securities
Name and Principal				Underlying	All other
Position	Year	Salary	Bonus	Options	Compensation

Robert Duggan	2001	$167,680	$16,400	25,000
Chairman	2000	$164,000	$3,280	40,400	—
Chief Executive Officer	1999	$160,447	$3,280	20,000	—

Yulun Wang	2001	$167,680	$16,400	25,000
Chief Technical Officer	2000	$164,000	$12,300	40,400	—
Founder	1999	$160,447	$12,300	20,000	—

David A. Stuart	2001	$163,590	$14,808	15,000
Vice President	2000	$147,000	$10,050	20,520	—
Operations	1999	$129,125	$10,050	20,000	—

David Munjal(1)	2001	$34,398		50,000	$3,900
Vice President Clinical,	2000	—	—	—	—
Regulatory and	1999	—	—	—	—
Quality Affairs

Gordon Rogers(2)	2001	$153,366	$6,250	13,000	$36,520
Chief Financial Officer	2000	$118,750	—	120,110	$40,374
	1999	—	—	—	—

Stephen Pedroff(3)	2001	$36,923	—	50,000	—
Vice President	2000	—	—	—	—
Marketing	1999	—	—	—	—

Darrin Uecker(4)	2001	$145,609	$8,613	110,000	—
Chief Operating Officer	2000	—	—	90,000	—
	1999	—	—	—	—

William Meloche	2001	$165,000	—	20,000	$30,792
Executive Vice	2000	$80,752	—	150,000
President	1999	—	—	—	—

(1)	Mr. Munjal joined the Company in October 2001 at an annual salary of $150,000.

(2)	Mr. Rogers resigned his position as Chief Financial Officer in October 2001 and left the Company on December 31, 2001.

(3)	Mr. Pedroff joined the Company in September 2001 at an annual salary of $120,000.

(4)	Mr. Uecker joined the Company in October 2000 and became Chief Operating Officer in July 2001, at an annual salary of $160,000.

Option Grants

         The following table sets forth certain information concerning grants of stock options to each of the Company’s Named Executive Officers during the fiscal year ending December 31, 2001. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, the following table sets forth the hypothetical gains or “option spreads” that would exist for the options. Such gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually, from the date on which the options were granted over the full term of the options. The rates do not represent the Company’s estimate or projection of future common stock prices and no assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of Stock
	Underlying	Granted to			Price for Option Term(3)
	Options	Employees	Exercise	Expiration
Name	Granted(1)	in 2001	Price/Share(2)	Date	5%	10%

Robert W. Duggan	25,000	1.6%	$4.03	5/30/11	$71,567	$186,702

Yulun Wang	25,000	1.6%	$4.03	5/30/11	$71,567	$186,702

David A. Stuart	15,000	1.0%	$4.03	5/30/11	$42,940	$112,021

David Munjal	50,000	3.3%	$3.30	3/13/10	$117,206	$305,764

Stephen Pedroff	50,000	3.3%	$3.59	9/4/11	$127,506	$332,634

Darrin Uecker	90,000	5.9%	$4.21	7/27/11	$269,148	$702,146

Darrin Uecker	20,000	1.3%	$4.03	5/30/11	$57,253	$149,361

William Meloche	20,000	1.3%	$4.03	5/30/11	$57,253	$149,361

(1)	Stock options vest at 20% in 6 months and the remaining balance at 2.5% per month for 40 months

(2)	The exercise price per share was equal to the fair market value of the common stock on the date of grant.

(3)	The potential realizable value is calculated assuming that the fair market value of the Company’s common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the stock option (ten years) and that the stock option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. Actual gain, if any, on stock option exercises is dependent on the future performance of the common stock.

OPTION EXERCISES

         The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised stock options held as of the end of the fiscal year for the Named Executive Officers. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are the values for “in the money” options, which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End		Fiscal Year End(1)(2)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable

Robert W. Duggan	—	—	66,544	64,829	—	—

Yulun Wang	—	—	103,587	64,829	—	—

David A. Stuart	—	—	120,697	42,996	—	—

David Munjal			—	50,000	—	—

Stephen Pedroff			6,000	56,000	—	—

Darrin Uecker			26,900	173,100	—	—

William Meloche	—	—	41,900	128,100	—	—

(1)	Represents market value of underlying securities at date of exercise less option exercise price.

(2)	Values were calculated using a price of $3.14 per share, the closing sale price of the Company’s common stock as reported by the NASDAQ on December 28, 2001 minus the option exercise price.

Employment Agreements

         The Company does not currently have employment agreements with any of its employees.

Indemnification Agreements

         The Company indemnifies its directors and officers against certain costs which could be incurred if they were made, or threatened to be made, a party to a legal proceeding because of their official status as a director of officer. The indemnification agreements, together with the Company’s bylaws, provide for indemnification to the fullest extent permitted by Delaware law.

Certain Relationships and Related Transactions

         On September 28, 2001, the Company issued a $900,000 promissory note to Robert W. Duggan. Mr. Duggan is currently the Company’s Chairman of the Board and Chief Executive Officer. The note issued to Mr. Duggan was in exchange for funds he loaned to the Company. This note was repaid in full on or about February 13, 2002 from part of the proceeds raised in the Company’s private placement of its common stock which closed on February 13, 2002 (the “Private Placement”). Mr. Duggan also participated in the Private Placement by purchasing 24,390 shares of common stock for an aggregate purchase price of $99,999.00. In connection with his investment, Mr. Duggan was also granted a warrant for the purchase of an additional 12,195 shares of common stock with an exercise price of $5.00.

         The Company believes that all transactions set forth above were made on terms no less favorable to the Company than could have been otherwise obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon its review of the copies of reports furnished to the Company, or written representations, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2001.

Security Ownership of Management and Certain Beneficial Owners

         The following table presents information provided to the Company as to beneficial ownership of the Company’s common stock as of May 24, 2002 (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) by each of the Company’s directors and any nominee for election to the Company’s Board of Directors, including the Company’s Chief Executive Officer; (iii) by each of the four other most highly compensated executive officers, other than the Chief Executive Officer (collectively the “Named Executive Officers”); and (iv) by all directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of May 24, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the Company’s knowledge, except as otherwise indicated and except for the effect of community property laws, as applicable, the persons listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	COMMON STOCK	PERCENT OF
BENEFICIAL OWNERS	BENEFICIALLY OWNED	OUTSTANDING SHARES

Directors and Executive Officers

Robert W. Duggan(1)	2,860,263	16.58%

Yulun Wang(2)	893,479	5.18%

Jeffrey O. Henley(3)	191,033	1.11%

Daniel R. Doiron(4)	133,666	*

David A. Stuart(5)	129,727	*

M. Jacqueline Eastwood(6)	12,500	*

William Meloche(7)	43,500	*

David Munjal	—	*

Stephen Pedroff(8)	6,000	*

Darin Uecker(9)	28,500	*

Directors and Executive Officers as a Group	4,298,668	24.92%

(10 persons)

* less than 1%

Societe Generale c/o SG Cowen Securities Corporation 1221 Avenue of the Americas New York, NY 10020	1,448,540	8.40%

(1)	Includes 492,546 shares and 3,565 warrants owned by Mr. Duggan’s spouse of which he disclaims beneficial ownership and 66,544 stock options and 229,313 warrants which may be exercised within sixty days from May 24, 2002.

(2)	Includes 34,912 shares owned by Dr. Wang’s minor children of which he disclaims beneficial ownership and 110,587 stock options and 2,162 warrants which may be exercised within sixty days from May 24, 2002.

(3)	Includes 5,000 stock options and warrants which may be exercised by Mr. Henley within sixty days from May 24, 2002.

(4)	Includes 60,713 stock options and warrants which may be exercised by Mr. Doiron within sixty days from May 24, 2002.

(5)	Includes 127,803 stock options or warrants which may be exercised by Mr. Stuart within sixty days from May 24, 2002.

(6)	Includes 12,500 stock options and warrants which may be exercised by Ms. Eastwood within sixty days from May 24, 2002.

(7)	Includes 43,500 stock options and warrants which may be exercised by Mr. Meloche within sixty days from May 24, 2002.

(8)	Includes 6,000 stock options and warrants which may be exercised by Mr. Pedroff within sixty days from May 24, 2002.

(9)	Includes 28,500 stock options or warrants which may be exercised by Mr. Uecker within sixty days from May 24, 2002.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the “Committee”) was responsible for administering the compensation program for the executive officers, including the named executive officers, of Computer Motion, Inc. (the “Company”) in 2001. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any aspect of the executive compensation program, except for the possible receipt of stock options under the Company’s stock plans.

         Compensation Philosophy. The Company’s continued growth, new product development, regulatory clearance and market introduction activities, together with worldwide healthcare reform and competitive pressures, present significant challenges to the Company’s management. The Committee believes that, if the Company is to continue its growth, bring new products to market, achieve significant revenues and become profitable, its executive compensation program must have the flexibility to attract and retain high quality employees. Furthermore, the executive compensation program must provide incentives which will reward key managers for aggressively pursuing the actions necessary to improve the Company’s performance and enhance long-term shareholder value. The Company’s executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company’s executive compensation program: base salary, a cash incentive bonus opportunity and long-term stock based incentives. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board of Directors in conjunction with its approval of the Company’s strategic and operating plans.

         Base Salary. An executive’s base salary is determined by an assessment of his sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at peer group companies. Additionally, the Board sets base salaries for executive officers based on the executive’s contribution to the Company’s success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights.

         Bonus Program. Payments under the Company’s management bonus program are based on the Company’s achievement of performance goals as approved by the Compensation Committee and the executive’s achievement of individual objectives as approved by the Chief Executive Officer. Company performance goals for 2001 were related to targeted levels of revenue, profitability and gross margin based on the Company’s 2001 operating plan which was approved by the Board of Directors. It is anticipated that performance goals for 2001 will also relate to these categories. The management bonus program provides for a normal bonus of up to a maximum of 50% of base pay, with an over-achievement bonus of up to an additional maximum of 25% of base pay.

         Equity Based Compensation. The Company’s overall equity based compensation philosophy is that equity based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. The Company believes that stock based incentives are very consistent with the entrepreneurial spirit the Company seeks in its executive team. In support of this philosophy, the Company has awarded to its executive officers stock options and to a limited extent, restricted stock.

         Stock Option Grants. Stock options encourage and reward executive officers for creating shareholder value as measured by stock price appreciation. Stock options are granted at an exercise price equal to the fair market value of the stock on the date of grant and therefore, only have value if the price of the Company’s stock appreciates in value from the price of the stock on the date options are granted. The executive officers and shareholders benefit equally from such stock price appreciation. The Company utilizes stock options, in lieu of higher, industry standard base salaries and bonuses, as a means to attract, retain and motivate talented executives upon whose performance the Company is dependent. Stock options are generally granted annually consistent with the Company’s objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a long-term perspective, stock options cannot be exercised immediately. Generally, stock options become exercisable over a four-year period. The number of stock options granted to each executive officer is approved by the Compensation Committee. Individual grant size is dependent on the executive officer’s experience, position and level of responsibility within the Company, an evaluation of the executive officer’s performance and an assessment of the executive officer’s ability to positively impact the Company’s future business plans. No pre-assigned relative weight is ascribed to any of these factors.

         Compensation of Chief Executive Officer. Robert W. Duggan, the Chairman of the Board, assumed the responsibility of Chief Executive Officer in October, 1997. Mr. Duggan’s annual salary is currently $167,680. He has an annual normal bonus opportunity of up to a maximum of 50% of base pay, with an annual over-achievement bonus opportunity of up to an additional maximum of 25% of base pay based on over-achievement of stated objectives. For the year ended December 31, 2001, the Company’s overall performance was below targeted levels and therefore, Mr. Duggan’s bonus was $16,400. Mr. Duggan’s salary and bonus opportunity were considered to be very reasonable in comparison to similar salaries and bonus structures for medical device company Chief Executive Officers. The Compensation Committee will consider future salary and bonus adjustments and stock option grants for the Chief Executive Officer based on the Company’s operating performance, as well as the compensation packages of similarly positioned medical device company Chief Executive Officers. The Committee believes that the Chief Executive Officer should have an equity interest in the Company.

         Fiscal Year 2001 Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid or accrued with respect to an employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers will exceed the $1 million limit per employee. The Company’s stock option plans are structured such that any compensation deemed paid to an executive officer when he exercises an outstanding stock option under the plan will qualify as performance-based compensation that will not be subject to the $1 million limitation.

SUBMITTED BY THE COMPENSATION COMMITTEE

M.Jacqueline Eastwood

Daniel R. Doiron

Jeffrey O. Henley

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of Computer Motion, Inc. (the “Company”) reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of “independent director” under the applicable rules of The Nasdaq National Market. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A. The Company operates with a January 1 to December 31 fiscal year.

         Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

         Based upon the foregoing, the Audit Committee has:

         (1)  reviewed and discussed the Company’s audited financial statements with management;

         (2)  discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements, with Arthur Andersen LLP, the Company’s independent accountants; and

         (3)  reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1, which relates to the accountants’ independence from the Company and its related entities, and has discussed with Arthur Andersen LLP their independence from the Company.

         The Audit Committee has also considered whether the services and fees of Arthur Andersen LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company’s financial statements are compatible with maintaining the independence of Arthur Andersen LLP. The services and fees of Arthur Andersen LLP for 2001 were:

•	Audit Fees (annual audit and quarterly reviews)- $100,000;

•	Financial Information Systems Design and Implementation Fees- $0;

•	All Other Fees (primarily tax compliance and SEC filings)- $104,250.

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

SUBMITTED BY THE AUDIT COMMITTEE

Daniel R. Doiron

M. Jacqueline Eastwood

Jeffrey O. Henley

         Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report, Audit Committee Report and the following Stock Performance Graph shall not be incorporated by reference into any such filings.

STOCK PERFORMANCE GRAPH

         The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year Stockholder returns on an indexed basis with the Standard and Poor’s (“S&P”) 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company uses the S&P Medical Products and Supplies Index as its peer group index. The table below compares the cumulative total return as of the Company’s last fiscal year assuming $100 was invested as of August 11, 1997, the date of the Company’s initial public offering, in the common stock of the Company, the S&P Medical Products and Supplies Index and the S&P 500 Stock Index, assuming the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point.

Stockholder Return Performance

Index	8/11/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Computer Motion, Inc.	$100.00	$75.00	$89.29	$78.57	$33.04	$28.21

S&P 500	$100.00	$104.25	$134.52	$162.92	$148.40	$130.05

S&P Medical Products & Supplies	$100.00	$96.96	$138.80	$127.75	$183.31	$177.05

PROPOSAL 2: AMENDMENT TO THE COMPUTER MOTION EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES ISSUABLE THEREUNDER.

Reason for this Proposal

         The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors in April 1997. The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company, to promote employee morale and to encourage employee ownership of the Company’s common stock by permitting them to purchase shares at a discount to the market price through payroll deductions. An aggregate of 129,668 shares of common stock were initially reserved for issuance under the Purchase Plan. As of December 31, 2001, all of the shares of the Company’s common stock reserved for issuance under the Purchase Plan have been issued. In April 2002, the Board of Directors approved an amendment to the Purchase Plan to increase the authorized number of shares of common stock issuable thereunder by 270,312 shares for an aggregate of 400,000 shares of common stock subject to the Purchase Plan. If the amendment is approved by the Company’s stockholders, the total number of shares issuable thereunder would represent 2.3% of the Company’s total outstanding common stock as of May 24, 2002.

Terms of the Purchase Plan

         The principal features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself. Copies of the Purchase Plan can be obtained by writing to Investor Relations, Computer Motion, Inc., 130-B Cremona Drive, Goleta, California 93117.

         The Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, has been implemented by two year offerings with purchases occurring at six-month intervals. The Purchase Plan is administered by the Compensation Committee. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week and if they have been employed by the Company for at least 90 days. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 10% of an employee’s compensation. The price of stock purchased under the Purchase Plan is 85% of the lower of the fair market value of the common stock (i) at the beginning of the two year offering period or (ii) on the applicable purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment.

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect shares previously purchased under the Purchase Plan. In addition, any amendment to the Purchase Plan by the Board of Directors to materially increase the number of shares of common stock available for issuance, alter the purchase price formula so as to reduce the purchase price payable for shares of common stock or materially modify the eligibility requirements for participation or the benefits available to participants shall not be effective unless and until approved by the stockholders. The Purchase Plan will terminate on June 30, 2007.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE PURCHASE PLAN.

PROPOSAL 3: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS IF THE EXERCISE PRICE OF SUCH WARRANTS IS EVER ADJUSTED UPON CERTAIN DILUTIVE ISSUANCES

Reason for this Proposal

         In order to raise funds for future research and development activities and to provide additional working capital, on February 13, 2002 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional and/or accredited investors pursuant to which the Company sold and issued 2,828,865 shares of its common stock (the “Shares”) and issued warrants for the purchase of 1,414,437 shares of common stock (the “Warrants”) for the total consideration of $11,598,342 (the “Private Placement”).

         The Company’s common stock trades on the Nasdaq National Market. According to the Nasdaq corporate governance standards, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company’s common stock, or securities convertible into its common stock, if the number of shares to be issued equals or exceeds 20% of the Company’s presently outstanding stock (the “Share Limit”) and the purchase price is less than the greater of the book value or market value of the stock (the “Value Limit”). The aggregate number of Shares issued in the Private Placement and shares of common stock issuable upon exercise of the Warrants exceeded the Share Limit as of the Closing Date. However, the listing qualifications department at Nasdaq used a blended average of the purchase price for the Shares and the exercise price of the Warrants to calculate the average price per share of the securities offered in the Private Placement and determined that this blended average was at or above the Value Limit. As a result, the Company was not required to seek stockholder approval of the Private Placement prior to the Closing Date.

Terms of the Warrants

         Each Warrant may be exercised for the purchase of shares of common stock of the Company at the initial exercise price of $5.00 per share at any time prior to 5:00 p.m., eastern time, February 13, 2007 (such period being the “Term”). If at any time during the Term of the Warrants, the Company issues shares of its common stock or securities convertible into shares of its common stock (“Company Securities”) (except for (i) shares of common stock issued to strategic partners and/or in connection with a strategic merger or acquisition, (ii) shares of common stock or options to purchase shares of common stock issued to employees, officers, directors, consultants and vendors in accordance with the Company’s equity incentive policies, or (iii) shares of common stock issued pursuant to the conversion or exercise of convertible or exercisable securities issued on or prior to the Closing Date) at a price per share less than the existing exercise price for the Warrants, the exercise price then in effect will be adjusted downward based upon a weighted average anti-dilution formula contained in the Warrants; provided, however, that the exercise price may not be adjusted below the market price for the shares of common stock on the Closing Date, or $4.45.

         The Company has been informed by Nasdaq that any issuance of Company Securities that results in the adjustment of the exercise price of the Warrants below the current price of $5.00 per share could affect the result of Nasdaq’s original blended average calculation. The Company believes that during the Term of the Warrants it may sell and issue shares of its common stock in private placements for a price per share at or below the current market value for such shares, and, as a result, the exercise price of the Warrants may be adjusted if the purchase price for the shares issued in these transactions is below $5.00. On April 15, 2002, the closing price of the Company’s common stock as reported on the Nasdaq National Market was below $5.00. Accordingly, the Company is asking its stockholders to authorize the issuance of shares of common stock upon exercise of the Warrants if the exercise price of the Warrants is ever adjusted below the existing exercise price of $5.00. The approval sought by this proposal would not affect the price floor which will remain at $4.45.

         The Company filed a Registration Statement on Form S-3 (File No. 333-83552) with the Securities and Exchange Commission (the “SEC”) on February 28, 2002 covering the Shares and the shares of common stock issued upon exercise of the Warrants. This Registration Statement was declared effective by the SEC on April 4, 2002. The Purchase Agreement, form of the Warrants and other documents related to the Private Placement were filed with the SEC as exhibits to this Registration Statement. Copies of this Registration Statement along with other registration statements, annual, quarterly and special reports, past proxy statements and other information filed with the SEC are available at the SEC’s website at http://www.sec.gov. The transaction documents can also be obtained by writing to Computer Motion, Inc., Attention: Secretary, 130-B Cremona Drive, Goleta, California 93117.

Effect on Outstanding Common Stock

         The issuance of the Shares and the shares of the Company’s common stock upon exercise of the Warrants did not and will not affect the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of such issuance. Although the number of shares of the common stock that stockholders presently own will not decrease, such shares will represent a smaller percentage of the total shares of the Company that will be outstanding after such events.

Consequences if Stockholder Approval is Not Obtained

         The Company was not required to seek stockholder approval of the issuance of Shares or the Warrants in connection with the Private Placement, nor is the Company required to solicit stockholder approval prior to the issuance of the shares upon exercise of the Warrants if the exercise price of the Warrants remains at $5.00. However, if the stockholder approval sought hereby is not obtained at this Annual Meeting, the Company could be required to hold a special meeting of its stockholders to solicit approval to issue Company Securities that causes an adjustment to the exercise price of the Warrant to a price below $5.00. The Company estimates that cost of holding a special meeting, including legal and accounting fees, the printing and mailing of proxies, and other related expenses could exceed $50,000.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS IF THE EXERCISE PRICE OF SUCH WARRANTS IS EVER ADJUSTED UPON CERTAIN DILUTIVE ISSUANCES

PROPOSAL 4: RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

         The Board of Directors has selected the firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of its independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to its stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The selection of Ernst & Young as the Company’s new independent auditor on May 31, 2002, effective as of June 7, 2002 followed the decision of the Company not to renew the engagement of its former independent auditor, Arthur Andersen LLP. The decision not to renew the engagement of Arthur Andersen and to retain Ernst & Young was approved by the Company’s Board of Directors upon recommendation of its Audit Committee.

         During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the reports.

         The audit reports of Arthur Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         None of the reportable events described under Item 304(a)(1)(v) of SEC Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 6, 2002.

         During the Company’s two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 6, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of SEC Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

OTHER MATTERS

         Stockholder Proposals. Any stockholder desiring to submit a proposal for action at the Company’s Annual Meeting to be held in 2003 and presentation in the Company’s proxy statement for such meeting should deliver the proposal to the Company at its principal place of business no later than February 21, 2003 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

         On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in the Company’s proxy statement. The amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         The Company was not notified of any stockholder proposals to be addressed at its 2002 Annual Meeting of Stockholders. Because the Company was not provided notice of any stockholder proposal to be included in its proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

         If the Company does not receive any stockholder proposals for its 2003 Annual Meeting before May 2, 2003, the Company will be able to use its voting authority as outlined above.

         Other Matters. Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the Annual Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

         Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

By Order of the Board of Directors

Robert W. Duggan Chairman of the Board and Chief Executive Officer

June 21, 2002

         Annual Report. The Annual Report to Stockholders of Computer Motion for the fiscal year ended December 31, 2001 is being mailed concurrently with this proxy statement to all stockholders of record as of May 31, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPUTER MOTION’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2001 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, COMPUTER MOTION, INC., 130-B CREMONA DRIVE, GOLETA, CALIFORNIA 93117.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
COMPUTER MOTION, INC.

I.	Audit Committee Purpose

         The Audit Committee is appointed by the Board of Directors to assist it in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Monitor the Company’s compliance with financial regulatory requirements.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department if one exists, and the Board of Directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

II.	Audit Committee Composition and Meetings

         Audit Committee members shall meet the independence and experience requirements of the requirements of the NASDAQ National Market (attached hereto as Exhibit A). The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, at least one member of the Committee shall have accounting or related financial management expertise and at least one member shall have an understanding and prior experience with the regulatory requirements of the Company’s industry.

         Audit Committee members shall be appointed by the Board of Directors on recommendation of the Board of Directors, or the Nominating Committee if one exists. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	Audit Committee Responsibilities and Duties

Review Procedures

         1.     Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

         2.     Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

         3.     In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

         4.     Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

         5.     The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6.     Approve the fees and other significant compensation to be paid to the independent auditors.

         7.     On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

         8.     Consider, in consultation with the independent auditor, the audit scope and plan of the independent auditor, including staffing, locations, reliance upon management, and internal audit and general audit approach.

         9.     Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

         10.     Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

         11. Arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend the appointment of the auditor.

         12.     Inquire as to the auditor’s independent qualitative judgments about the appropriateness of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

         13.     Inquire as to the auditor’s views about whether management’s choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

         14.     Determine, as regards to new transactions or events, the auditor’s reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

         15.     Assure that the auditor’s reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

         16.     Inquire as to the auditor’s views about how the Company’s choices of accounting principles and disclosure practices may affect members and public views and attitudes about the Company.

Internal Audit Department and Legal Compliance

         17.     Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

         18.     Review the appointment, performance, and replacement of the senior internal audit executive.

         19.     Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

         20.     On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         21.     Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

Other Audit Committee Responsibilities

         22.     Annually prepare a report to stockholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement and shall state whether the Audit Committee have:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	Received certain disclosures from the auditors regarding their independence as required by the ISB 1, and state whether the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report filed with the SEC based upon such disclosure.

         23.     Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

         24. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         25.     Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

         26.     Periodically perform self-assessment of Audit Committee performance.

         27.     Review financial and accounting personnel succession planning within the company.

         28.     Annually review policies and procedures as well as audit results associated with directors’ and officers expense accounts and perquisites. Annually review a summary of director and officers’ related party transactions and potential conflicts of interest.

EXHIBIT A

To

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Summary of NASDAQ National Market Independence and Experience Requirements

         Independence. A director is not independent if the director:

•	is an employee of the company or an affiliate, or former employee within three years, or an immediate family member of a current or former (within three years) executive officer;

•	has received non-director compensation exceeding $60,000 during the prior year (excluding benefits under a tax-qualified retirement plan);

•	is an affiliate of an entity that received payments in any of the past three years exceeding the greater of $200,000 or five percent of either the paying or receiving company’s annual gross revenues; or

•	is an executive of another entity and any of the company’s executives serve on that entity’s compensation committee.

         Three Members. Audit Committee membership shall be set at a minimum of three, with one non-independent director also allowed, under “exceptional and limited circumstances,” but the non-independent member cannot be subject to the employee, former employee (three years) or immediate family member disqualifications. Small business filers may continue to have only two members on their committee, and only a “majority” (presumably, one of two) must be independent. This is the only accommodation for NASDAQ small business issuers; there is no distinction for NASDAQ Small Cap or Bulletin Board companies as such.

         Financial Literacy/Experience. NASDAQ defines financial literacy as the ability to read financial statements, etc., effectively disabling the Board from making this determination. At least one member of the committee must have past employment or experience in finance or accounting.

COMPUTER MOTION, INC.

ANNUAL MEETING OF STOCKHOLDERS, JULY 16, 2002
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby nominates, constitutes and appoints Robert W. Duggan and Larry Redfern, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Computer Motion, Inc. which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Stockholders of Computer Motion, Inc. to be held at 130-B Cremona Drive, Goleta, California 93117, on July 16, 2002 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting as follows:

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 and 4.

1.     Election of Directors:

FOR each of the nominees listed below	WITHHOLD AUTHORITY to vote for the following nominees:

(print or type name of nominee(s))

Nominees: Daniel R. Doiron, Robert W. Duggan, Jeffrey O. Henley, and Yulun Wang.

2.     An amendment to the Computer Motion Employee Stock Purchase Plan to increase the total number of shares of common stock issuable thereunder from 129,668 to 400,000:

FOR	AGAINST	ABSTAIN

3.     The issuance of shares of common stock upon exercise of certain warrants if the exercise price of such warrants is ever adjusted upon certain dilutive issuances:

FOR	AGAINST	ABSTAIN

4.     The selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

FOR	AGAINST	ABSTAIN

5.     In the discretion of the Board of Directors, on such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, “FOR” THE AMENDMENT TO THE COMPUTER MOTION EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 129,668 TO 400,000, “FOR” THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF CERTAIN WARRANTS IF THE EXERCISE PRICE OF SUCH WARRANTS IS EVER ADJUSTED UPON CERTAIN DILUTIVE ISSUANCES AND “FOR” THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

DATE:

SIGNATURE:

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.